Exhibit 10.3

CERTAIN MATERIAL (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SERVICE AGREEMENT

This Service Agreement (the “Agreement”) made as of June 20, 2011 (the “Effective Date”) by and between VENTIV COMMERCIAL SERVICES, LLC, a New Jersey limited liability company (“Ventiv”) and DEPOMED, INC., a California corporation (“Client”).  Ventiv and Client may each be referred to herein as a “Party” and collectively as the “Parties”.

1.             The Services - Ventiv will provide Client with a field force that shall consist of one hundred and sixty-four (164) full-time sales representatives (collectively the “Ventiv Sales Representatives”) who shall Detail Client’s Product (as defined in Section 2 below), five (5) Regional Training and Administrative Managers (each an “RTAM” and collectively the “RTAMs”), one dedicated Project Manager and one shared National Business Director.  The RTAMs, shared Project Manager, shared National Business Director and the Ventiv Sales Representatives may collectively be referred to herein as the “Project Team”.  The RTAMs shall be hired and employed by Ventiv will be responsible for a variety of employee relations matters such as conflict resolution and disciplinary actions with respect to the Ventiv Sales Representatives as well as assisting with the implementation and administration of human resources functions, operations and processes for the Project Team.  A “Detail” means a face-to-face contact by a Ventiv Sales Representative with Targets (identified by Client) and involves a presentation highlighting the Product features and benefits for its approved indications.  The Ventiv Sales Representatives shall distribute Product samples and Product Literature (as defined in Section 3(a)(iii)) to Targets.  A “Target” is a physician identified by Client and validated by Ventiv (for the fee set forth in Exhibit A, Section IV(d)) as a potential prescriber for the Products.  In connection with the promotion of Client’s Products, Ventiv shall provide the following services (collectively, the “Services”):

(a)           Implementation - (i) recruit and train the Ventiv Sales Representatives, with training consisting of five (5) days of home study and five (5) days of initial training to occur prior to Deployment (as defined in Section 1(b) below), (ii) develop program procedures, (iii) implementation of the call plan (which shall be established and maintained by Client) for use by the Ventiv Sales Representatives in detailing Client’s Product, (iv) customize program processes, and (v) establish program performance parameters, goals and metrics.

(b)           Deployment - (i) Deployment of the Ventiv Sales Representatives (salary, possible bonus, fleet vehicle, benefits, and table PC), (ii) Deployment of the RTAMs (salary, possible bonus, benefits and table PC); (iii) office costs/operational supplies; and (iv) operational support.  The Parties anticipate that the Ventiv Sales Representatives will begin employment on or about [***] and will be deployed and commence detailing the Product on or about [***] (the “Deployment” or “Deployment Date”).

(c)           Meetings - The length of training and, POA meetings shall be determined by Client.  All meetings shall be billed to Client as a pass-through expense (other than initial training pursuant to Section 1 (a) above) in accordance with a budget for each such meeting

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provided in advance by Client.

(d)           Reports - Ventiv shall provide Client with standard reports in accordance with Exhibit C attached hereto.  Any customized or “non-standard” reports (i.e., reports requiring material changes in the nature of the data or formatting) requested by Client shall be prepared by Ventiv for Client and Client shall pay Ventiv [***] Dollars ($[***]) per hour for the preparation of such customized or “non-standard” reports.

(e)           Sample Accountability - Ventiv shall implement a sampling program (including sample accountability) in accordance with Exhibit B attached hereto.  The sampling program shall be consistent with all applicable state and federal laws as well as all statutes, laws, ordinances, rules and regulations of all governmental and regulatory authorities (collectively, the “Laws”), including but not limited to the Prescription Drug Marketing Act and its implementing regulations (“PDMA”).  Client shall be responsible for shipment of Product samples and literature to the Ventiv Sales Representatives in accordance with PDMA guidelines and shall confirm and provide documentation of such shipments to Ventiv within twenty-four hours.  Ventiv will reconcile such shipping information and Client will investigate all discrepancies.  Ventiv shall provide reasonable cooperation in connection with investigations conducted by Client.  Client is responsible for taking all action required or suggested by the Food and Drug Administration (“FDA”), including but not limited to: reporting of adverse events, confirming all returned samples and, where applicable, notifying the FDA, and all supplemental communications with respect to any of the above.

(f)            Compliance with Laws - Ventiv shall be responsible for (i) ensuring that the Services under this Agreement are performed in compliance with all Laws; (ii) ensuring that only Product Literature approved by Client are distributed by the Ventiv Sales Representatives; (iii) promoting the Product in a manner that complies in all respects with Laws, including but not limited to, the Federal Food, Drug and Cosmetic Act (“FDCA”), PDMA, the healthcare fraud and abuse laws (including but not limited to the federal healthcare program antikickback statute, 42 U.S.C. § 1320a-7b(b)), and the PhRMA Code on Interactions with Healthcare Professionals; (iv) reasonably cooperating with Client, at Client’s expense, to conduct any necessary recalls of the Product and/or Product Literature; and (v) ensuring that no employee of Ventiv responsible for any of the Services of this Agreement have been debarred or excluded from participating in any federal healthcare program.

(g)           Identification and Validation of Targets.  Client shall identify the Targets and Ventiv shall validate such Targets.  The fee for such validation services is set forth on Exhibit A attached hereto.

(h)           The territory where the Product will be promoted will be the United States (the “Territory”).

2.           The Product; Right to Sell; Market - Client’s Product is Gralise (the “Product”). The Product shall be promoted by Ventiv under trademarks owned by or licensed to Client and is a product which is either owned by Client and/or as to which Client has all lawful authority necessary to market and sell the Product.  This Agreement does not constitute a grant to Ventiv

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of any property right or interest in the Product, trademarks, patents or patent applications owned by or licensed to Client and/or any other intellectual property rights which Client owns now or in the future.  Ventiv recognizes the validity of and the title to all of Client’s owned or licensed trademarks, trade names and trade dress in any country in connection with the Product, whether registered or not.  Client represents to Ventiv that to the best of its knowledge, neither the trademarks, trade names or trade dress referenced above, nor the promotion of the Product by Ventiv, infringes on any intellectual property or product marketing rights of any third party.

3.           Client Responsibilities - (a)  Client shall be responsible for:

(i)            identification of Targets and provision of a Target list and Territory alignment,

(ii)           establishment and maintenance of a call plan (the “Call Plan”) for use by the Ventiv Sales Representatives in detailing Client’s Product,

(iii)          production and distribution of Product samples and Product promotional materials and literature (collectively, the “Product Literature”) to Ventiv in accordance with all applicable Laws, including but not limited to the PDMA,

(iv)          reviewing and approving all of its Product Literature and for ensuring all such materials comply with all Laws.

(v)           hiring Client Manager(s), all of whom shall be Client employees and Client shall be responsible for salary, bonus, benefits and all employment matters with respect to such Client Managers,

(vi)          informing Ventiv promptly of any changes which Client believes are necessary or appropriate in the Product Literature or in information concerning the Product in order to be in compliance with all Laws,

(vii)         working with Ventiv to design, manage and implement the incentive compensation bonus plan for the Ventiv Sales Representatives,

(viii)        obtaining third party data, and

(ix)           timely responding to any and all inquiries concerning a Product from any licensed practitioner.

(b)           Client acknowledges that Ventiv is a service provider and is being retained pursuant to the terms set forth herein.  Client will design a marketing and promotion program (the “Program”), to be followed, implemented, managed and supported by Ventiv. Client represents and warrants that it is responsible for ensuring the Program (i.e., Program design, Targets, Territory alignment, Call Plan, Program materials, Product Literature, etc.) adheres to all Laws.  Ventiv represents and warrants that it will properly adhere to the designed Client Program and ensure implementation of Client’s Program adheres to all Laws.

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4.           Training - The training responsibilities of the Parties are as follows:

(a)           Ventiv shall be responsible for training members of the Project Team concerning: selling skills, Ventiv human resource policies, procedures and administration and other applicable Ventiv internal human resource and general compliance policies and procedures.

(b)           Client shall be responsible for training members of the Project Team concerning all Product specific information including Product complaint handling procedures, applicable specific Client health care compliance policies and Client customer service policies and procedures, orientation to Client’s business, compliance with all Laws, and adverse event reporting policies and procedures.  The Parties agree to work together to mutually determine if, when, and at what cost additional training shall be provided to members of the Project Team.

5.           Ventiv Compensation - Ventiv shall receive compensation for the Services provided hereunder as set forth in Exhibit A attached hereto and made a part hereof.

6.           Confidentiality; Ownership of Property (a) During the performance of the Services contemplated by this Agreement, each Party may learn confidential, proprietary, and/or trade secret information of the other Party (“Confidential Information”).  The Party disclosing Confidential Information shall be referred to as the “Disclosing Party” and the Party receiving Confidential Information shall be referred to as the “Receiving Party.”

Confidential Information means any information, unknown to the general public, which is disclosed by the Disclosing Party to the Receiving Party under this Agreement.  Confidential Information includes, without limitation, technical, trade secret, commercial and financial information about either Party’s (a) research or development; (b) marketing plans or techniques, contacts or customers; (c) organization or operations; (d) business development plans (i.e., licensing, supply, acquisitions, divestitures or combined marketing); (e) products, licenses, trademarks, patents, other types of intellectual property or any other contractual rights or interests (including without limitation processes, procedures and business practices involving trade secrets or special know-how) and (f) in the case of Ventiv, the names, addresses, phone numbers and work assignments of Ventiv employees.  The Receiving Party shall neither use nor disclose Confidential Information of the Disclosing Party for any purpose other than is specifically allowed by this Agreement.

Upon the expiration or termination of this Agreement, the Receiving Party shall return to the Disclosing Party all tangible forms of Confidential Information, including any and all copies and/or derivatives of Confidential Information made by either Party or their employees as well as any writings, drawings, specifications, manuals or other printed or electronically stored material based on or derived from, Confidential Information.  Any material or media not subject to return must be destroyed.  The Receiving Party shall not disclose to third parties any Confidential Information or any reports, recommendations, conclusions or other results of work under this Agreement without prior consent of an officer of the Disclosing Party.  The obligations set forth in this Section 6, including the obligations of confidentiality and non-use shall be continuing and shall survive the expiration or termination of this Agreement and will continue for a period of five (5) years therefrom.

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The obligations of confidentiality and non-use set forth herein shall not apply to the following: (i) Confidential Information at or after such time that it is or becomes publicly available through no fault of the Receiving Party; (ii) Confidential Information that is already independently known to the Receiving Party as shown by prior written records; (iii) Confidential Information at or after such time that it is disclosed to the Receiving Party by a third party with the legal right to do so; (iv) Confidential Information required to be disclosed pursuant to judicial process, court order or administrative request, provided that the Receiving Party shall so notify the Disclosing Party sufficiently prior to disclosing such Confidential Information as to permit the Disclosing Party to seek a protective order.

(b)           All materials and documents supplied to either Party during the Term of this Agreement, including but not limited to sales force automation software, report designs, and sales training materials shall be the sole and exclusive property of the originator of those materials and developments.  Each Party agrees to hold all such property and developments, confidential in accordance with this Section 6 of the Agreement.

7.           Independent Contractors  (a) Ventiv and its directors, officers, employees and all members of the Project Team are at all times independent contractors with respect to Client.  No member of the Project Team shall be deemed to be an employee of Client.  Ventiv is solely responsible for withholding federal, state, or local income tax or other payroll tax of any kind on behalf of its employees.  Ventiv employees are not eligible for, are not entitled to, and shall not participate in any of Client’s benefit plans or programs, including but not limited to, any pension plan, welfare plan, profit sharing plan or any other “employee pension benefit plan”, or insurance plan or any other “employee welfare benefit plan” or “employee benefit plan” (as those terms are defined by the Employee Retirement Income Security Act of 1974, as amended) or any other plan, program, fringe, award, bonus, perquisite or other benefit (such as, but not limited to, vacation and holiday pay) incident to employment offered from time to time by Client.  Ventiv is responsible for the payment of all required payroll taxes, whether federal, state, or local in nature, including, but not limited to income taxes, Social Security taxes, Federal Unemployment Compensation taxes, and any other fees, charges, licenses, or similar payments required by law.

(b)             Ventiv shall not be responsible for any cost, however, attributable to: (i) any actions by Client that caused a person provided by Ventiv to perform services under this Agreement to be reclassified as an employee of Client, (ii) any unlawful or discriminatory acts of Client, and (iii) any benefits payable under any employee benefit plan (as such term is defined Section 3(3) of ERISA), and any other incentive compensation, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements that may be sponsored at any time by Client or any of its Affiliates that cause any Ventiv employee to be reclassified as an employee of Client.

8.           Ventiv Personnel  (a) Client may not employ or retain any Ventiv employee performing services pursuant to this Agreement during the Term of this Agreement or within [***]  after the termination of this Agreement without the prior written approval of Ventiv, which may be withheld by Ventiv in its sole and absolute discretion.

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(b)  Unless as otherwise set forth in Section 12 below, Client agrees during the Term of this Agreement and for [***] thereafter not: (i) to provide any contact information (including name, address, phone number or e-mail address) concerning any Project Team member to any third party which provides or proposes to provide to Client services that are the same or are substantially similar to the Services being provided by Ventiv pursuant hereto, or (ii) to assist actively in any other way such a third party in employing or retaining a Project Team member for such purpose.  Client shall pay or cause the third party to pay Ventiv $[***] for each Ventiv employee so employed or retained as liquidated damages for breach of this Section 8(b).

9.           Indemnification and Limitation of Liability  (a) Ventiv shall indemnify and hold Client, its officers, directors, agents and employees harmless from and defend against any and all third party liabilities, losses, proceedings, actions, damages, claims or expenses of any kind, including costs and reasonable attorneys’ fees which result from: (i) any negligent or willful acts or omissions by Ventiv, its agents, directors, officers, or employees, or (ii) any material breach of this Agreement by Ventiv, its agents, directors, officers or employees.

(b)  Client shall indemnify and hold Ventiv, its officers, directors, agents, and employees harmless from and defend against any and all third party liabilities, losses, proceedings, actions, damages, claims or expenses of any kind, including costs and reasonable attorneys’ fees which result from: (i) any negligent or willful acts or omissions by Client, its agents, directors, officers or employees, (ii) any material breach of this Agreement by Client, its agents, directors, officers, or employees, (iii) any claim that the Client Program or Detailing of the Product (including, without limitation, the patents listed in the Orange Book for the Product) and/or use of Client’s name or any Product Literature, infringes the intellectual property rights of a third party, or (iv) the Products, including but not limited to any product liability claims, whether arising out of warranty, negligence, strict liability (including manufacturing, design, warning or instruction claims) or any other product based statutory claim.

(c)  Any indemnity available hereunder shall be dependent upon the Party seeking indemnity providing prompt written notice to the indemnitor of any claim or lawsuit giving rise to the indemnity provided, however, that failure to comply with this notice requirement shall not reduce the indemnitor’s indemnification obligation except to the extent that the indemnitor is prejudiced as a result.  Thereafter, the indemnitor shall have control over the handling of the claim or lawsuit, and the indemnitee shall provide reasonable assistance to the indemnitor in defending the claim.  The indemnitee may participate, at its own cost, in the handling of the claim.

(d)  Client shall reimburse Ventiv for all reasonable actual out-of-pocket expenses incurred by Ventiv in connection with responses to subpoenas and other similar legal orders issued to Ventiv in respect to Client’s Product or the Services performed under this Agreement. However, Client shall have no obligation to reimburse Ventiv for any such expenses (and to the extent paid by Client to Ventiv, shall be repaid by Ventiv to Client) arising out of, in connection with or otherwise relating to actions or omissions of Ventiv or its employees, officers, directors and/or affiliates that violate this Agreement or Law.

(e)     Neither Party shall be liable to the other Party with respect to any subject matter

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of this Agreement under any contract, tort, negligence, strict liability, breach of warranty (express or implied) or other theory for any indirect, incidental, special, exemplary, punitive or consequential damages, nor for any loss of revenues or loss of profits, even if advised of the possibility of such damages.  For clarification, this limitation shall not apply to the parties indemnification obligations set forth in Sections 9(a) and 9(b) above, and Client’s reimbursement obligations set forth in Section 9(d) above.  As further clarification, this Section 9(e) is not intended to restrict or prevent either Party from seeking and obtaining direct damages for a breach of this Agreement.

10.        Term - The Agreement shall be in effect as of the Effective Date and shall remain in effect until the second anniversary of the Deployment Date (the “Term”).  The period from the Deployment Date until the day prior to the one year anniversary of the Deployment Date shall be referred to herein as “Year One” and the period from the one year anniversary of the Deployment Date through the end of the Term shall be referred to herein as “Year Two”.  This Agreement will renew for additional periods of one year each (each an “Additional Term”), upon written agreement by the Parties to be executed at least ninety (90) days prior to the end of the Term.  The compensation to Ventiv for any Additional Term must be agreed upon and set forth in the written agreement between the Parties.

11.        Termination - (a)     This Agreement may be terminated by Ventiv or Client by providing the other Party with written notice as follows:

(i)            by Ventiv, if payment to Ventiv by Client is not made when due and such payment is not made within ten (10) days from the date of notice to Client of such nonpayment; or

(ii)           by either Party, in the event that the other Party has committed a material breach of this Agreement and such breach has not been cured within thirty (30) days of receipt of written notice from the non-breaching Party of such breach; or

(iii)          by either Party, in the event that the other Party has become insolvent or has been dissolved or liquidated, filed or has filed against it, a petition in bankruptcy and such petition is not dismissed within sixty (60) days of the filing, makes a general assignment for the benefit of creditors; or has a receiver appointed for a substantial portion of its assets; or

(iv)          by Client providing Ventiv with at least [***] prior written notice; provided however, under no circumstances shall the actual termination date be prior to the [***] anniversary of the Deployment Date; or

(v)           by Ventiv providing Client with at least [***] prior written notice; provided however, under no circumstances shall the actual termination date be prior to the [***] anniversary of the Deployment Date.

(b)           In the case of: (i) any termination of this Agreement by Client or Ventiv under Section 11 of this Agreement (other than termination by Client pursuant to Section 11(a)(ii) or (iii)), or (ii) upon Client conducting a Conversion pursuant to Section 12 of this

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Agreement, or (iii) at the end of Term (or any Additional Term), Client shall (in addition to all other payment obligations under this Agreement) promptly pay (or if paid by Ventiv, promptly reimburse Ventiv): the amount due any lessor or rental agent of the equipment leased or owned by Ventiv and provided exclusively to Client’s employees (i.e., fleet vehicles, laptops, handheld PDA’s, etc. (collectively, the “Equipment”)), for any early termination of the lease or rental agreement.  Ventiv shall make a good faith effort to mitigate Client’s liability for such amount due by attempting to reassign the Equipment for use in connection with services being provided by Ventiv to a third party.  In addition, Client may elect to either: (x) in the event the Equipment is owned by Ventiv, transfer the Equipment and pay an amount equal to the net book value (if any) of the Equipment on the books of Ventiv at the time of the transfer event, or in the event the Equipment is subject to a lease or finance lease, the Equipment may be transferred to Client (subject to the last sentence of this Section 11(b) and Client shall assume the responsibility for all further payments due (including costs associated with the transfer), or (y) pay Ventiv the net loss to Ventiv on such Equipment determined by the difference between the net book value of such Equipment and the actual net price received by Ventiv for the disposal of such Equipment, plus any amounts due by Ventiv in connection with the lease or rental termination and costs associated with the disposal of said Equipment.  Any proposed transfer of Equipment shall be subject to Client establishing its own relationship and credit with the entity that Ventiv contracted with to lease or rent such Equipment.

(c)           Upon the effective date of such termination, the parties shall have no further obligation to each other (other than those set forth in Sections 3(b), 6, 7, 8, 9, 12, and 13 (i)), except that Client shall pay the amounts set forth or provided for in Exhibit A of this Agreement through the actual date of termination.

12.        Conversion (Selective Hiring and Block Conversion)

(a)           Notwithstanding Section 8 of this Agreement, during the Term (or any Additional Term) and after the Deployment Date, Client may solicit, employ or retain one or more Ventiv Sales Representatives performing Services hereunder (a “Selective Hiring”).  Client shall give sixty (60) days prior written notice to Ventiv of any Selective Hiring.  Should there be Selective Hiring by Client, Ventiv will backfill the respective position so as to maintain the previously agreed upon number of Ventiv Sales Representatives performing Services hereunder.  In the event Client wishes to implement a Selective Hiring during the Term (or any Additional Term), Client shall pay Ventiv $[***] as a recruitment fee for each replacement/backfill Ventiv Sales Representative.

(b)           Notwithstanding Section 8 of this Agreement, Client may solicit, employ or retain one or more Ventiv Sales Representatives performing Services hereunder and Ventiv shall not backfill the respective position (a “Block Conversion”) provided that: (i) such hiring may not occur prior to the first anniversary of the Deployment Date (as defined in Exhibit A) and (ii) Client provides at least ninety (90) days prior written notice to Ventiv of any Block Conversion.  In the event Client wishes to implement a Block Conversion, Client shall pay Ventiv a Conversion fee based upon the date of the actual Block Conversion, in accordance with the following:

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	[***]	Commencement of [***] until [***] anniversary of Deployment Date		[***] anniversary of Deployment Date until end of [***]		After [***]

Ventiv Sales Representative Conversion Fee	No conversion permitted	$	[***]	$	[***]	$	[***]

(b)           Client understands and agrees that Ventiv cannot guaranty that any Sales Representative will agree to participate in a Selective Hiring or Block Conversion.

(c)           In the event Client implements a Selective Hiring or Block Conversion, the Parties agree that any and all training materials made available to the Ventiv Sales Representatives will be immediately returned to Ventiv, it being understood and agreed that the Ventiv proprietary training modules constitutes valuable and proprietary information of Ventiv and is subject to the confidentiality obligations set forth in Section 6 of this Agreement.  Within five (5) days of implementing a Selective Hiring or Block Conversion, Client shall return to Ventiv any originals and copies of the Ventiv proprietary training modules which had been in possession of the converted Ventiv Sales Representatives.

(d)           In the event Client conducts a Selective Hiring or Block Conversion (collectively, a “Conversion”) and the converted Ventiv Sales Representative had been provided with use of a fleet automobile leased, rented or owned by Ventiv and Client wishes to commence an arrangement with the fleet vendor to assume such cars (and all associated costs and liabilities) under Client’s name, the converted Ventiv Sales Representative may only to continue to have access to such automobile following the Conversion if Client either: (i) registers the fleet automobile under its name; or (ii) ensures that Ventiv remains named as an additional insured under Client’s automobile insurance policies until such time as the vehicle is registered in Client’s name (which shall occur no later than three (3) months following the Conversion). The Parties understand and agree that it is solely Client’s obligation to ensure one of the above actions are taken and Client shall be responsible for indemnifying, defending and holding Ventiv harmless for all damages resulting from Client’s failure to take such action.  The Parties further agree that on the effective date of the Conversion, Client shall destroy the Ventiv insurance card(s) in the fleet vehicle(s) of the converted Ventiv Sales Representative.

13.        Miscellaneous  (a)  Each Party represents to the other that the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action; that the Agreement constitutes the legal, valid, and binding obligation of such Party, enforceable in accordance with its terms (except to the extent enforcement is limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general principles of equity); and that this Agreement and performance hereunder does not violate or constitute a breach under any organizational document of such Party or any contract,

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other form of agreement, or judgment or order to which such Party is a party or by which it is bound.

(b)           Each Party undertakes to maintain appropriate insurance in commercially reasonable amounts with financially capable carriers, including in the case of Client product liability insurance in the amount of at least $[***] million.  Each Party shall name the other Party as an additional insured on all liability insurance coverage. In addition, upon written request, each Party will provide the other with evidence of coverage complying with this Section.

(c)           Neither Ventiv nor Client may assign this Agreement or any of its rights, duties or obligations hereunder without the other Party’s prior written consent, provided, however, that either Ventiv or Client may assign its rights, duties and obligations as part of an acquisition of Ventiv or Client, as the case may be, so long as the acquirer (i) is a financially capable business entity and (ii) expressly assumes in writing those rights, duties and obligations under this Agreement and this Agreement itself, and (iii) is not a competitor of the other Party.

(d)           In the event Client elects to add a second product to be Detailed by the Ventiv Sales Representatives, Client shall provide Ventiv with written notice (the “Second Product Notice”).  Unless Ventiv provides written objection to Client to the proposed additional product being Detailed by the Ventiv Sales Representatives (for good cause set forth in the objection notice), within ten (10) business days of Ventiv’s receipt of the Second Product Notice, the Parties shall agree upon and execute an amendment to this Agreement setting forth all terms and conditions applicable to the Detailing of the additional product by the Ventiv Sales Representatives.  The Parties agree that the amendment shall address additional pass-through costs associated with the additional product, additional product training and impact on the Performance Fees (set forth in Section III of Exhibit A).  The term “Product” as set forth herein shall be defined to include such additional product identified in the executed amendment to this Agreement.

(e)           This Agreement supersedes all prior arrangements and understandings between parties related to the subject matter of this Agreement.

(f)            Noncompliance with the obligations of this Agreement (other than payment obligations) due to a state of force majeure, the laws or regulations of any government, regulatory or judicial authority, war, civil commotion, destruction of facilities and materials, fire, flood, earthquake or storm, labor disturbances, shortage of materials, failure of public utilities or common carriers, and any other causes beyond the reasonable control of the applicable Party, shall not constitute a breach of contract.

(g)           If any provision of this Agreement is finally declared or found to be illegal or unenforceable by a court of competent jurisdiction, both parties shall be relieved of all obligations arising under such provision, but, if capable of performance, the remainder of this Agreement shall not be affected by such declaration or finding.

(h)           This Agreement, including any attachments or exhibits entered into hereunder, contains all of the terms and conditions of the agreement between the parties and constitutes the

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complete understanding of the parties with respect thereto.  No modification, extension or release from any provision hereof shall be affected by mutual agreement, acknowledgment, acceptance of contract documents, or otherwise, unless the same shall be in writing signed by the other Party and specifically described as an amendment or extension of this Agreement.

(i)            Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, not including any dispute relating to patent validity or infringement, shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under rules in effect on the effective date of this agreement.  Prior to arbitration, under this section, the Parties shall first attempt in good faith to resolve any controversy or claim among themselves.  In the event resolution is not obtained within a reasonable time, any Party may submit the dispute to arbitration five (5) business days following written notice by one Party to the other Party. The arbitrator(s) shall apply the law of the State of New York, without reference to rules of conflict of law, to the merits of any dispute or claim not related to patent validity or infringement.  Any other choice of law clause contrary in this Agreement notwithstanding, the arbitration shall be governed by the United States Arbitration Act.

Within 15 days after receipt of such demand, a Qualified Arbitrator, as defined below, shall be named by the Arbitration Committee of the AAA.  A “Qualified Arbitrator” means an arbitrator (i) selected from the AAA, (ii) who is neutral, (iii) has experience resolving disputes of a similar nature to those at issue in any arbitration hereunder and (iv) has either: (x) at least 10 years of judicial experience or (y) at least 10 years of practice as a lawyer and at least 5 years of experience as an arbitrator.

Except as provided in the following sentence, each party to any such matter shall be responsible for its own costs and expenses incurred in connection with the arbitration, including, without limitation, its attorneys’ and accountants’ fees and expenses.  The fees and expenses of the Qualified Arbitrator and any administrative expenses of the AAA shall be divided between the parties.

The arbitration hearing shall take place in New York, New York or such other location as the parties shall mutually agree (in writing), and shall be concluded within 10 days of its commencement unless otherwise ordered by the Qualified Arbitrator and the award thereon shall be made within 10 days after the close of the submission of evidence.  The Qualified Arbitrator shall conduct such evidentiary or other hearing as he or she deems necessary or appropriate and such Qualified Arbitrator shall be entitled to review such records and documents that the Qualified Arbitrator deems reasonably necessary or appropriate.  An award rendered by the Qualified Arbitrator appointed pursuant to this Agreement shall be final, binding and unappealable on all parties to the proceeding and judgment on such award may be entered by any party in any court having jurisdiction.

(j)            For the convenience of the Parties, this agreement may be executed in counterparts and by facsimile or email exchange of pdf signatures, each of which counterpart shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both Parties.

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(k)           Any notices required or permitted under this Agreement shall be given in person or sent by first class, certified mail to:

Ventiv:

Ventiv Commercial Services, LLC
500 Atrium Drive
Somerset, New Jersey 08873
Attention:

with a copy to:

David S. Blatteis, Esq.
Norris, McLaughlin & Marcus, P.A.
721 Route 202-206
P.O. Box 5933
Bridgewater, NJ 08807-5933

Client:

Depomed Inc.
1360 O’Brien Drive
Menlo Park, CA 94025

Attention:  General Counsel

or to such other address or to such other person as may be designated by written notice given from time to time during the term of this Agreement by one Party to the other.

WHEREFORE, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

VENTIV COMMERCIAL SERVICES, LLC

By:	/s/ Paul Mignon
Name: Paul Mignon
Title: COO

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DEPOMED INC.

By:	/s/ Tammy Cameron
Name: Tammy Cameron
Title: Vice President, Finance

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EXHIBIT A

COMPENSATION - FIXED FEES, PASS-THROUGH COSTS,

PERFORMANCE FEES AND BILLING TERMS

I.              FIXED FEES

(a)           Implementation Fee

Client shall pay Ventiv $[***] for implementation fee associated with performance of the Services.   An initial payment of $[***] shall be made within ten (10) days of the date this Agreement is executed and the balance ($[***]) shall be paid no later than ten (10) days prior to the date Ventiv hires the Ventiv Sales Representatives.

(b)           Fixed Monthly Fee

Commencing [***], Client shall pay Ventiv a Fixed Monthly Fee as follows:

PERIOD	FIXED MONTHLY FEE
Year One	$	[***]
Year Two	$	[***]

Payments for any partial month will be pro-rated.

(c)           Backfill Recruiting Fee

In the event a Ventiv Sales Representative ceases to be employed by Ventiv, Ventiv shall backfill the vacated position and Client shall pay Ventiv a backfill recruiting fee of $[***] for each backfill Ventiv Sales Representative recruited and hired by Ventiv as a Ventiv Sales representative.  Notwithstanding the above, in the event the Ventiv Sales Representative ceases to be employed by Ventiv within [***] of the date such Ventiv employee was hired, there shall be no backfill recruiting fee due from Client.  The training obligations of the Parties with respect to backfill Ventiv Sales Representatives is set forth in Section 4 of this Agreement.

(d)           [***]

[***]

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(e)           [***] -

[***]

II.            PASS-THROUGH COSTS

In addition to the Fixed Fees, certain expenses will be charged to Client on a pass-through basis.  These expenses will be billed to Client at actual cost.  Pass-through costs include:

•      Bonuses for the Ventiv Sales Representatives (plus applicable employer portion of taxes)

•      Office supplies, tolls and parking for the Ventiv Sales Representatives

•      Costs for all meetings, including but not limited to POA, national and training meetings

•      Travel and entertainment costs for Project Team

•      DME / marketing expense

•      Sales TRx data and any third party data

•      Interview expense (including travel and entertainment)

•      Turnover training

•      Sample storage

•      Backfill training and travel

•      Licensing and/or credentialing required for the Ventiv Sales Representatives to provide the Services

III.           PERFORMANCE FEES

(a)           Included in the Monthly Fee (set forth in Section I(b) above, is Ventiv’s annual management fee, a portion of which (the “Performance Fee”) is subject to Company’s achievement of certain performance objectives in Year One and Year Two.

(b)           The total annual Performance Fee in Year One is $[***] and the total annual Performance Fee in Year Two is $[***].

(c)           The performance objectives for Year One are based on Product [***], each as more fully described below (each a “Performance Objective” and collectively, the “Performance Objectives”).  If Ventiv does not achieve the Performance Objectives, Ventiv will credit Client in accordance with the following.  In the event Ventiv exceeds certain Performance metrics, Ventiv shall invoice Client for such amounts due, in accordance with the following.  Performance objectives for Year Two shall be agreed upon by the Parties, in writing, at least ninety (90) days prior to the commencement of Year Two.

(d)           Performance Objectives in Year One:

(1)           [***] Objective — [***] percent ([***]%) of the Performance Fee shall be based on achievement [***] which shall be agreed upon by the Parties at least thirty (30) days prior to the [***].

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(2)           [***] — [***] percent ([***]%) of the Performance Fee shall be based on [***] percent ([***]%) of the [***] meeting the agreed upon [***], unless otherwise agreed to by the Parties.

(3)           [***] Objective — [***] percent ([***]%) of the Performance Fee shall be based on the [***] goal of having at least [***] percent ([***]%) of the [***] agreed to by the Parties.  In the event [***] shall be excluded when calculating the [***] Objective. Ventiv may achieve a portion of the [***] Objective in accordance with the following chart:

PERCENTAGE OF [***]	PERCENTAGE OF [***] ACHIEVED
[***]% - [***]%	[***]	%
[***]% - [***]%	[***]	%
[***]% - [***]%	[***]	%
[***]% - [***]%	[***]	%

(4)           Product [***] — [***] percent ([***]%) of the Performance Fee shall be based on the [***] percent ([***]%), or an alternative [***] (as agreed to by the Parties).  The Parties understand and agree that the [***].  The Parties shall agree on the [***].

(5)           [***] to [***] — [***] percent ([***]%) of the Performance Fee shall be based on [***] of the [***], at least [***] percent ([***]%) of the time there are [***].

(6)           Average [***] Percentage — [***] percent ([***]%) of the Performance Fee to be determined at the end of the Term, is based on [***].  The [***] shall not be greater than [***] percent ([***]%) during [***] of the Term, which reflects [***].  For clarification, the [***] shall be calculated once [***].  In addition, [***] shall refer to a [***].  Ventiv may achieve a portion of the [***] in accordance with the following chart:

Average [***]	Percentage of [***] Achieved
Under [***]%	[***]	%
Between [***]% and [***]%	[***]	%
Between [***]% and [***]%	[***]	%
Between [***]% and [***]%	[***]	%
Between [***]% and [***]%	[***]	%

(e)           The metrics set forth above shall be used solely for the calculation of the Performance Fee.  The failure to meet any of these metrics shall not be considered a breach of the Agreement.

(f)            The Parties agree that achievement or nonachievement of one of the Performance Objectives does not impact or effect achievement or nonachievement of the other Performance

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Objectives.

(g)           In the event this Agreement is terminated prior to the end of the Term, the Parties shall determine if the Performance Objectives have been achieved through the actual termination date; it being understood and agreed that Ventiv shall be entitled to receive all Performance Fees earned (including a pro rata portion) through the actual termination date.

IV.           MISCELLANEOUS SERVICES

(a)           Realignment and Call Plans - See Exhibit B attached hereto.

(b)           Ventiv IC Plan - Ventiv shall manage an incentive compensation program for Ventiv Sales Representatives at no cost to Client.

(c)           Client IC Plan - Client shall design an incentive compensation program for the Client District Mangers, Regional Directors and RTAMS and shall provide such plan to Ventiv in writing when completed.  Ventiv shall provide the incentive compensation calculation pursuant to Client’s incentive compensation program at no cost to Client (unless customized, ad-hoc or non-standard reports are requested by Client, in which case Section 1(d) of the Agreement shall apply).  Client is solely responsible for paying its employees amounts due pursuant to Client’s incentive compensation program.

(d)           State License Validation Fees

Client shall pay Ventiv a one-time set up fee of $[***] and a per-lookup fee in accordance with the following:

PERIOD	AUTOMATED LOOKUP	MANUAL LOOKUP
Year One	$[***] per lookup	$[***] per lookup
Year Two	$[***] per lookup	$[***] per lookup

(e)           In the event Client elects to use IREP (proprietary software), Client shall pay Ventiv an incremental monthly fee of $[***] per user per month.

V.            BILLING TERMS

The Implementation Fee shall be paid by Client to Ventiv pursuant to Section I (a) of this Exhibit A.  Within thirty (30) days of the proposed hire date of the Ventiv Sales Representatives (as agreed to by the Parties), Ventiv shall invoice Client for two (2) months of the Fixed Monthly

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Fees (as set forth in this Exhibit A, Section I (b) above).  Ventiv shall refund Client or not invoice Client for the Fixed Monthly Fees for the last two (2) months of the Term.  Commencing on the first month of Deployment, Client will be billed monthly in advance the amount stated above as the Fixed Monthly Fee (as set forth in this Exhibit A, Section I (b) above).  Pass-through Costs (as set forth in Section II above) will be billed to Client at actual cost as incurred by Ventiv.  Bonuses for Ventiv Sales Representatives (as set forth as a pass-through cost in Section II above) shall be paid by Client to Ventiv within ten (10) days of the Parties reaching agreement on the actual amount of the bonuses to be paid.

Invoices are due upon receipt.  If not paid within 30 days of date of invoice, there will be a finance charge of 1.5% monthly, applied to the outstanding balance due.

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EXHIBIT B

SAMPLING OF PRODUCTS TO TARGETS

General

Ventiv shall cause the Ventiv Sales Representatives to distribute samples of Products to Targets (and shall in no event distribute Samples to non-Targets) as part of the detailing activity of the Ventiv Sales Representatives, under a sampling program (the “Sampling Program”) in accordance with the terms of the Agreement.  Any Sampling Program will be reviewed with and approved (in writing) by Client prior to implementation it being understood that any Sampling Program shall be Client’s program and shall comply in all respect with all Laws.  The program shall be implemented by Ventiv and Ventiv Sales Representatives in a manner that complies in all respects with all Laws.  The Parties agree that Product samples shall not be considered an item of value.

In connection with the foregoing, Client expressly authorizes Ventiv to distribute the Product samples during the Term (or any Additional Term) of this Agreement.

If the Sampling Program provides for the shipment of samples to Ventiv’s affiliate, Promotech Research Associates, Inc. for distribution by Ventiv to the Ventiv Sales Representative (and thereafter to Targets), Ventiv shall store the samples of the Products and distribute the samples to Targets (and shall in no event distribute samples to non-Targets) in compliance with all applicable legal requirements, including, without limitation, the PDMA.  If the Sampling Program to which this Exhibit is attached provides for the distribution of samples by Client directly to the Ventiv Sales Representatives, Client shall be responsible for storage and distribution in accordance with applicable legal requirements, including, without limitation, the PDMA. Client shall nonetheless retain all risk of loss with respect to samples of the Products. Furthermore, Client shall at all times maintain its own insurance with respect to loss, damage or destruction of the Products.

Responsibility for Sample Distribution and Storage

Ventiv shall be responsible for any necessary storage of samples in the aggregate and for distribution of samples to the Ventiv Sales Representatives. Ventiv Sales Representatives shall be accountable for samples received by Ventiv Sales Representatives (including any storage of samples by individual Ventiv Sales Representatives).

State License Number for Targets

If requested in writing by Client, a list of Targets utilized by the Ventiv Sales Representatives shall be validated by Ventiv against a current list of state license numbers.  The fees for such service are set forth in Section IV of Exhibit B.  All additions, changes and off-list potential Targets shall be validated in advance by Ventiv.

Sample Accountability Records

Ventiv shall utilize a security and audit program that includes allowance for all of: random, for cause and periodic physical inventories of samples delivered to the Sales Representatives consistent with the PDMA and applicable regulations of the Food and Drug

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Administration (“FDA”).  In the course of utilizing that program Ventiv will generate Inventory Records, Reconciliation Reports and Summary Report as required by the regulations of the FDA.

Written Accountability Policies

Ventiv will prepare written policies, provide instruction and testing concerning those policies and (with the cooperation of Client) gather all required information concerning Sample Accountability issues to assure that Ventiv is in compliance with the requirements of the regulations of the FDA covering the sampling services (if any) provided by Ventiv.  Those written policies and procedures will address: (i) the inventory process, (ii) an inventory schedule, (iii) the audit standards for detecting falsified and incomplete records, (iv) what is a significant loss and how it is to be identified, (v) responsibility for notifying the FDA, (vi) system for monitoring samples to identify the loss or theft of samples and (vii) the standards for storage of samples.  Those written policies and procedures shall be provided to and accepted in writing by Client.  In addition, Client shall prepare written policies and procedures covering shipping of samples by Client and return of samples, as applicable. Client shall provide Ventiv with a written copy of Client’s written policies and procedures.

Audit Services

Ventiv will develop audit procedures, random selection audits, operational guidelines, proposed timelines and checklists to allow testing and demonstration of PDMA compliance.  These procedures will include random and for-cause audit criteria, on-site inventory, inspection of sample storage locations, interviews of Sales Representatives and reconciliation services and reports. The on-site inventory of the samples in the possession of a Ventiv Sales Representative and related interview of that Ventiv Sales Representative (with accompanying reconciliation services and report) shall constitute a “physical audit.”  A physical audit, as requested by Client, shall be conducted with respect to Ventiv Sales Representatives with appropriate subsequent reconciliation of samples provided to that Ventiv Sales Representative. In addition to any other physical audits, performed by either Client or Ventiv, required by the PDMA and/or regulations thereunder and/or by the applicable written policies and procedures for the sample accountability program, a physical audit shall be conducted on each Ventiv Sales Representative upon termination of employment either by Client or Ventiv.  Random signature audits will be performed by Ventiv and the results reported to Client.

Shipment of Samples

If Client is shipping samples directly to the Ventiv Sales Representatives, Client shall be responsible for those shipments, including using appropriate delivery verification system and confirmation documentation. Under any Sampling Program, Client shall provide Ventiv with a written description of that delivery verification system and copies of the conformation documentation forms.  Client shall provide Ventiv with all PDMA-related information concerning shipped samples as required by FDA regulations, i.e., including lot numbers.  This information may be delivered either electronically or on paper but in either case within 24 hours of the shipment of the samples. Client shall also provide all information reasonably necessary to allow Ventiv to verify the receipt of shipped samples.

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Ventiv will ensure they receive a copy of all documents confirming shipments of samples to the Sales Representatives, whether by Ventiv, a warehouse or Client. Ventiv will, in all cases, reconcile the receipt of samples by each Ventiv Sales Representative with the samples shipped to that Sales Representative, based upon the shipping records provided to it and acknowledged of delivery provided by the Sales Representatives.  All discrepancies between the sample shipping records (whether by Ventiv, warehouse or Client and the acknowledgment of delivery by the Sales Representatives shall be identified by Ventiv and reported to Client within five (5) days of discovery.  All loss of samples or potential loss of samples shall be investigated by Client.  To the extent either party uses a third party vendor to provide any shipping and/or delivery verification services, that party shall insure that the third party vendor is compliant with all applicable federal and state laws, including the PDMA and the regulations of the FDA.

Returns

Client shall be responsible for confirming all returns of samples by Ventiv or the Ventiv Sales Representatives.  Client will provide Ventiv with written confirmation of sample returns promptly after receipt by Client of the returned sample.  The Parties recognize that Ventiv will reconcile sample data and account for samples based (in part) on the return confirmations provided by Client.  Client shall not remove, destroy or otherwise impair the availability of the returned samples until either Ventiv confirms the return of samples in the quantities reported by the Sales Representative or, if Ventiv has not begun such confirmation after the passage of thirty (30) days following notice to Ventiv.

Access to Records

Ventiv shall provide Client access in less than twenty-four (24) hours.

Notification of Client; of FDA

Upon Ventiv’s discovery that any Product samples have been lost or stolen, Ventiv shall, within twenty-four (24) hours, report such theft or loss to Client.  Client will be responsible for determining whether a “theft” or a “significant loss” has occurred under the PDMA and the regulations of the FDA. Client shall also be responsible for determining whether there is “reason to believe” that a diversion of a sample or falsification of a sample record by a Ventiv Sales Representation has occurred.  Client is responsible for reporting the theft or loss to the FDA.

Recalls

Ventiv shall maintain such traceability records at the product code level on samples of the Products as may be necessary to permit a recall or field correction of the Product.  The decision to conduct and the right to control a recall shall be solely Clients.  Ventiv shall cooperate fully with Client in connection with any recall efforts affecting the Product.

Accountability Training

The Parties recognize that a Sampling Program will require incremental training in sample accountability.  Ventiv, with the assistance of Client, will provide, as part of the training, all

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Ventiv Sales Representatives with training which addresses sampling matters.  Ventiv will consult with Client to assure that the Ventiv Sales Representatives will use detail bags and report forms which are acceptable to Client.  Should Ventiv and/or Client determine that follow-on training is necessary in the future, Client will be responsible for the reasonable costs associated with such follow-on training.

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EXHIBIT C

SALES REPORTS AND ANALYSIS

Work to be performed

Database	Base assumptions	Standard Annual Frequency	Standard Timing	Typical Turnaround
Initial Data Loads	Data provided from one source in basic Ventiv provided layout	1	3-6 weeks prior to deployment	5 business days
Universe Deletions	Data provided from one source in basic Ventiv provided layout	4	Quarterly	5 business days
Universe Merges	Data provided from one source in basic Ventiv provided layout	4	Quarterly	5 business days
Universe Additions	Data provided from one source in basic Ventiv provided layout	12	monthly	5 business days
Universe Zip/Terr Changes	Standard (zip code :from territory : to territory) format	4	Quarterly	5 business days
Minor realignments (less than 25% of universe changes)	Standard (zip code: from territory: to territory) format	4	Quarterly	10 Business Days
Target changes		4	Quarterly	5 business days
Data Extracts: Physician Universe	Format as agreed upon by Client and Ventiv	12	monthly
Data Extracts: CID Data for Physicians	Format as agreed upon by Client and Ventiv	12	monthly
Data Extracts to third party vendors	standard format-no charge for setup-per run charge (TBD with			10 days for initial set up/ run/qc time

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Work to be performed

Database	Base assumptions	Standard Annual Frequency	Standard Timing	Typical Turnaround
	complexity.			thereafter

Standard Reports	Base assumptions	Standard Frequency	Standard Timing	Level	Delivery Mechanism
Call Activity	Standard Format SFA synchronized data	Daily	Updated every morning by 8am	Nat., RD,DM	Portal
Territory Summary	Adapted to specific activity measurements and goals within set up matrix (calls, targets only, reach, frequency, sample distribution) Up to 3 promoted products	Weekly	By Wednesday of each week. Monthly (Within 10 business days of close of the month)	Nat., RD,DM Rep	Portal Email
InVentiv intelligence

Adapted to specific activity measurements and goals within set up matrix (calls, targets only, reach, frequency, sample distribution and monthly prescriber /product data)

Up to 3 promoted products and 6 competitive products

		Weekly SFA data Monthly Sales Data	15th of each month	Nat., RD,DM	Portal
Competitive Analysis	Adapted to specific product/market definition Monthly Prescriber based product level prescription data Up to 3 promoted	Monthly	5 business days post receipt of last data input and quality control release.	Nat., RD,DM Rep	Portal Email

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products Reps also receive a Top 25 report
Activity/Productivity aka Impact Report	Adapted to specific product/market definition Up to 3 promoted products Monthly Prescriber based product level prescription data	Monthly	5 business days post receipt of last data input and quality control release.	Nat., RD,DM Rep	Portal Email

*All customizations, expedited timeframes or increases to standard frequency of tasks will be performed at hourly rate. All Customization is scoped and signed off by client before processing includes set-up, generation and QC of report.

Other available services: Scoped for workload, materials, programming , quality control and data needs to determine applicable costing at $[***] per hour
Custom/Non-Standard and Ad hoc Reporting
Web portal access for representatives
Web Portal Customizations
Data Extract Set Up and Modification
Data Set up For Third Party Data Extracts
Payor based Reporting
Web Based Universal Maintenance
inVentiv Intelligence for Representatives
Weekly Competitive Analysis* -assumes the purchase of weekly prescriber based data
Structured Ad hoc Analytics Hours by Tier
CDC Data Reporting - assumes the purchase of Monthly CDC based data
Recommendation Data Reporting

Additional report samples can be made available.

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